Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is made 11/12/2010, between Paneltech International Holdings, Inc., a Delaware corporation (fka Charleston Basics, Inc.) (“Debtor”) and Collins Timber Company LLC, an Oregon limited liability company (“Secured Party”).

Debtor is indebted to Secured Party pursuant to a Non-Negotiable Promissory Note dated December 23, 2009 in the original principal sum of $375,000 (with provision to adjustment to $625,000), as amended (such promissory note, as previously amended and as it may hereafter be amended, is referred to as the “Note”).

To avoid acceleration of the Note as provided in paragraph (c) of the Note (which was inserted in the Note by Amendment No. 2 to Non-Negotiable Promissory Note dated as of September 16, 2010), Debtor has agreed to grant to Secured Party a security interest in all personal property of Debtor.

NOW, THEREFORE, Debtor and Secured Party agree as follows:

1.   Definitions.

1.1   Collateral. The “Collateral” consists of all of the Debtor’s personal property, wherever located and now owned or hereafter acquired, including without limitation:

(a) Accounts;

(b) Chattel paper;

(c) Commercial Tort Claims;

(d) Goods;

(e) Inventory;

(f) Equipment (including trade fixtures, seating, and tenant leasehold improvements);

(g) Instruments, including Promissory Notes;

(h) Documents;

(i) Deposit accounts;

(j) Letter-of-credit rights;

(k) General intangibles, including payment intangibles;

(l) to the extent not listed above as original collateral, proceeds and products of the foregoing.

1.2   Obligations. This Security Agreement secures the following (the “Obligations”):

(a) Debtor’s obligations under the Note and this Security Agreement;

(b) the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral and (b) any other expenditures that Secured Party may make under the provisions of the Note or this Security Agreement;

(c) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and

(d) any of the foregoing that arises after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

1.3   UCC.  Any term used in the Uniform Commercial Code as adopted in the state of Washington (the “UCC”) and not defined in this Security Agreement has the meaning given to the term in the UCC.

2.   Grant of Security Interest.  Debtor grants a security interest in the Collateral to Secured Party to secure the payment and performance of the Obligations.

3.   Subordination.

3.1   Notwithstanding anything to the contrary herein, the Secured Party hereby agrees that the Debtor’s security interest in the Collateral granted pursuant to Section 2 hereof, is subject to and subordinate and junior to (a) existing liens securing Debtor’s existing indebtedness to ShoreBank Pacific and Anchor Bank (the “Prior Liens”) in the Collateral and that the subordination is for the benefit of the holders of Prior Liens and (b) certain future security interests (“New Priority Liens”) consisting of (i) liens in favor of institution lenders securing a new credit facility or operating loan to Debtor in an aggregate amount of not more than One Million Dollars ($1,000,000) if, in connection with granting of such liens, Debtor’s existing line of credit from ShoreBank Pacific is paid in full and liens securing the ShoreBank Pacific line of credit released and (ii) such other liens securing loans to Debtor from institution lenders which are approved in writing by Secured Party (such approval not to be unreasonably withheld).  The Prior Liens, together with New Priority Liens, are referred to herein as the “Priority Liens”.

3.2   The Secured Party shall, upon request, execute and deliver a subordination agreement and such documents with respect to subordination as may be reasonably requested from time to time by the Debtor, in forms reasonably acceptable to Secured Party, to further evidence and effect the subordination of the liens created by this Security Agreement to the Priority Liens.

4.   Perfection of Security Interests.

4.1   Filing of financing statements.  Debtor authorizes Secured Party to file financing statements (the “Financing Statements”) describing the Collateral.  The Financing Statements may describe the collateral as “all assets, other than real property assets, whether now owned or hereafter acquired, wherever located.”

4.2   Possession.

(a) Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where Secured Party chooses (subject to the rights of Priority Lien holders) to perfect its security interest by possession in addition to the filing of a financing statement.

(b) Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest.

4.3   Control.  Debtor will, upon request of Secured Party, but subject to the rights of Priority Lien holders, cooperate with Secured Party in obtaining control with respect to Collateral consisting of:

(a) Deposit Accounts;

(b) Investment Property;

(c) Letter-of-credit rights; and

(d) Electronic chattel paper.

5.   Post-Closing Covenants and Rights Concerning the Collateral.

5.1   Inspection.  The parties to this Security Agreement may inspect any Collateral in the other party’s possession, at any time upon reasonable notice.

5.2   Secured Party’s Collection Rights.  Secured Party shall have the right at any time to enforce Debtor’s rights against all persons obligated in any of the Collateral.

5.3   Limitations on Obligations Concerning Maintenance of Collateral.

(a) Risk of Loss.  Debtor has the risk of loss of the Collateral.

(b) No Collection Obligation.  Secured Party have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

5.4   No Disposition of Collateral.  Secured Party does not authorize, and Debtor agrees not to:

(a) make any sales or leases of any of the Collateral other than sales of Inventory other than in the ordinary course of business; or

(b) license any of the Collateral other than in the ordinary course of business.

6.   Debtor’s Representations and Warranties.  Debtor warrants and represents that:

6.1   Title to and transfer of Collateral.  It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except (i) as created by this Security Agreement and (ii) the Prior Liens and (iii) as disclosed in the Debtor’s filings with the Securities and Exchange Commission.

6.2   Location of Collateral.  All collateral consisting of goods is located solely in the state of Washington.

7.   Debtor’s Covenants.  Until the Obligations are paid in full, Debtor agrees that it will:

7.1   Preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity or sell all or substantially all of its assets without the prior consent of the Secured Party, which consent shall not be unreasonably withheld;

7.2   Not change the state of its organization; and

7.3   Not change its corporate name without providing Secured Party with 30 days’ prior written notice.

8.   Events of Default.  The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:

8.1   Any Event of Default (as defined in the Note) by Debtor under the Note or any other obligation to the Secured Party;

8.2   An uncured default by Debtor under the Priority Liens or under the indebtedness secured by the Priority Liens.

8.3   Debtor’s failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Security Agreement, the Note, or any other obligation to the Secured Party that could reasonably be expected to have a material adverse effect;

8.4   Transfer or disposition of any of the Collateral, except as expressly permitted by this Security Agreement;

8.5   Debtor voluntarily or involuntarily becoming subject to any proceeding under (a) the Bankruptcy Code or (b) any similar remedy under state statutory or common law; or

8.6   Debtor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where noncompliance will have a material adverse effect on the Collateral.

9.   Default Costs.  Should an Event of Default occur, Debtor will pay to Secured Party all costs reasonably incurred by the Secured Party for the purpose of enforcing its rights hereunder, including:

9.1   Costs of foreclosure;

9.2   Costs of obtaining money damages; and

9.3   A reasonable fee for the services of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation (including appeals and petitions for review) or arbitration or in any workout, bankruptcy case or involuntary proceeding.

10.   Remedies Upon Default.

10.1   General.  Upon any Event of Default, Secured Party may upon 15 days prior written notice to Debtor, seek any remedy available at law (including those available under the provisions of the UCC) or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

10.2   Cumulative Remedies.  Upon any Event of Default, Secured Party shall have the right to seek any of the following remedies separately, successively or simultaneously:

   (a) Obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment.

   (b) Take possession of any Collateral if not already in its possession without demand and without legal process.  Upon Secured Party’s demand, Debtor will assemble and make the Collateral available to Secured Party as it directs.  Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

   (c) Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

11.   Foreclosure Procedures.

11.1   No Waiver.  No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall:  (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

11.2   Notices.  Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

11.3   Condition of Collateral.  Secured Party has no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

11.4   Warranties.  Secured Party may sell the Collateral without giving any warranties as to the Collateral.  Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

11.5   Purchases by Secured Party.  In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor.

11.6   No Marshaling.  Secured Party have no obligation to marshal any assets in favor of Debtor or against or in payment of the Obligations or any other obligation owed to Secured Party by Debtor or any other person.

12.   Miscellaneous.

12.1   Assignment.

   (a) Binds Assignees.  This Security Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Secured Party and shall bind all persons who become bound as a debtor to this Security Agreement.

   (b) No Assignments by Debtor.  Secured Party does not consent to any assignment by Debtor except as expressly provided in this Security Agreement.

   (c) Secured Party Assignments.  Secured Party may assign its rights and interests under this Security Agreement.  If an assignment is made, Debtor shall render performance under this Security Agreement to the assignee.  Debtor waives and will not assert against any assignee any claims, defenses or set-offs which Debtor could assert against Secured Party, except defenses which cannot be waived.

12.2   Severability.  Should any provision of this Security Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions expressly found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Security Agreement.

12.3   Notices.  Any notices required by this Security Agreement shall be deemed to be delivered when a record has been (a) received by telecopy, (b) received through the Internet, or (c) personally delivered.

12.4   Headings.  Section headings used this Security Agreement are for convenience only.  They are not a part of this Security Agreement and shall not be used in construing it.

12.5   Governing Law.  This Security Agreement is being executed and delivered and is intended to be performed in the State of Oregon and shall be construed and enforced in accordance with the laws of the State of Oregon.

12.6   Integration and Modifications.

   (a) This Security Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter.

   (b) Any modification to this Security Agreement must be made in writing and signed by the party adversely affected.

12.7   Waiver.  Any party to this Security Agreement may waive the enforcement of any provision to the extent the provision is for its benefit.

12.8   Further Assurances.  Debtor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Secured Party herein.

12.9   Delivery.  Secured Party agrees that the delivery and execution of this Security Agreement by the Debtor fully satisfies Debtor’s obligation to deliver a security agreement and UCC financing statement satisfactory to Secured Party on or before September 21, 2010, and Secured Party hereby waives acceleration of payment under paragraph (c)(ii) of  the Note (as amended).

The parties have signed this Security Agreement as of the day and year first above written at Portland, Oregon.

DEBTOR: Paneltech International Holdings, Inc. (fka Charleston Basics, Inc.)	SECURED PARTY: Collins Timber Company LLC
By: /s/ Scott Olmstead	By: /s/ Eric Schooler
Name: Scott Olmstead	Name: Eric Schooler
Title: CFO/Secretary	Title: President/CEO